UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

FORM 8-K/A

Amendment No. 1

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2011

ETHAN ALLEN INTERIORS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ethan Allen Drive Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (203) 743-8000

                      Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Registrant’s Report on Form 8-K filed on November 16, 2011 (the “Form 8-K”) is filed for the purpose of adding to the Form 8-K, in accordance with Item 5.07(d) of Form 8-K, a disclosure with respect to how frequently the registrant will include a shareholder vote on the compensation of executives in its proxy materials until the next required vote on the frequency of shareholder votes on the compensation of executives.

The Form 8-K is amended by adding thereto immediately following the existing paragraph (e) a new paragraph reading as follows:

“In accordance with the original recommendation of the Board of Directors and the expressed preference of our Shareholders reflected in the advisory vote on Proposal 6 set forth in our Proxy Statement filed with the SEC on October 6, 2011, we have determined that we will include an advisory shareholder vote on executive compensation in our proxy materials on an annual basis until the next required advisory vote on the frequency of shareholder votes on executive compensation which will occur no later than our Annual Meeting of shareholders in 2017.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Amendment No. 1 to the Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.
Date: April 25, 2012	By:	/s/ M. Farooq Kathwari
M. Farooq Kathwari
Chairman, President and Chief Executive Officer